Exhibit 10.32

VANTIV, INC.
EMPLOYEE STOCK PURCHASE PLAN
Adopted by the Board of Directors: February 10, 2015
Approved by the Stockholders: April 28, 2015
Amended by the Board of Directors: October 27, 2015
SECTION 1
PURPOSE
The purpose of the Vantiv, Inc. Employee Stock Purchase Plan (the “Plan”) is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through accumulated Contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code for Participants who are employees of Vantiv, Inc. or Subsidiaries of Vantiv, Inc. in the United States. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. Notwithstanding the foregoing, the Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Subsidiaries outside the United States (each, a “Non‑423 Offering”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering (other than a Non‑423 Offering) will be intended to comply with the requirements of Section 423 of the Code.
SECTION 2
DEFINITIONS
Whenever used herein, the following terms shall have the respective meanings set forth below.
(a)    “Applicable Laws” means the requirements relating to or impacting the administration of equity‑based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.
(b)    “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan, provided, however, that this delegation is non‑exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan.
(c)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations or other official applicable guidance promulgated by the Internal Revenue Service with respect to the provisions of the Code and any successor thereto.
(d)    “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and Applicable Laws.
(e)    “Common Stock” means the Class A common stock of the Company (including any new, additional or different stock or securities resulting from any change i
n corporate capitalization as listed in Section 9.5).
(f)    “Company” means Vantiv, Inc., a Delaware corporation, and any successor thereto.

(g)    “Compensation” means, with respect to any Offering Period, a Participant’s regular and recurring straight time gross earnings, payments for overtime and shift premiums, incentive compensation, bonuses and other similar compensation payable in the form of cash, but excluding variable compensation awards. The Board, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any subsequent Offering Period, consistent with the requirements of Section 423 of the Code for any Offering qualified under Section 423 of the Code. In addition, the Board has the authority to make decisions about how Compensation should be interpreted for Employees outside the United States to the extent there are items of compensation or remuneration not specifically addressed above.
(h)    “Contributions” means a Participant’s after‑tax contributions of Compensation by payroll deduction (or other means of contributions that may be permitted under the Plan) pursuant to Section 5.4, and authorized by the Employer pursuant to Sections 5.3 and 5.4.
(i)    “Employee” means any individual designated as an employee of Employer on the payroll records thereof. A Participant shall be deemed to have ceased to be an Employee either upon a Terminating Event or upon the entity employing the Participant ceasing to be an Employer.
(j)    “Employer” means the Company and any Subsidiary whose employees are expressly permitted to participate in the Plan by the Board pursuant to Section 4. With respect to a particular Employee, Employer means the Company or Subsidiary, as the case may be, that directly employs the Employee.
(k)    “Fair Market Value” means the fair market value on any date of the Common Stock as determined by the Board by the reasonable application of such reasonable valuation method, consistently applied, as the Board deems appropriate (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code); provided, however, that if the Common Stock is readily tradable on an established securities exchange or securities market, Fair Market Value on any date shall be the last sale price reported for the shares of Common Stock on such exchange or market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported.
(l)    “Offering” means an offering of Common Stock pursuant to the Plan.
(m)    “Offering Date” means, for any Offering Period, the first day of such Offering Period.
(n)    “Offering Period” means a period, established by the Board during which the Offering is outstanding, which shall not exceed twenty‑seven (27) months from the Offering Date (or the expiration or such other applicable period specified under Section 423(b)(7) of the Code, or any successor provision of the Code thereto).
(o)    “Participant” means an Employee who has become a participant in a Purchase Period in accordance with Section 5.3 and remains a participant in accordance with the Plan.
(p)    “Purchase Date” means for any Offering Period, the last day of such Offering Period, or, if so determined by the Board, the last day of each Purchase Period occurring within such Offering Period.
(q)    “Purchase Period” means a period, established by the Board, included within an Offering Period and on the final day of which outstanding Purchase Rights are exercised.
(r)    “Purchase Price” has the meaning set forth in Section 5.6.
(s)    “Purchase Right” means the right to purchase Common Stock granted to an Employee under Section 5.
(t)    “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(u)    “Terminating Event” means a Participant’s termination of employment with the Employer for any reason or any other event that causes such Participant to no longer meet the requirements of Section 4; provided, however, that, for purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved in accordance with Employer policy; provided further, however, that if such period of leave of absence exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, then, solely for purposes of the Plan, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. A transfer of a Participant’s employment between or among the Company and any Subsidiary or Subsidiaries shall not be considered a Terminating Event; provided that following such transfer of employment the Participant continues to be employed by the Company or a Subsidiary whose employees are not excluded from participation in the Plan pursuant to Section 4(c).
(v)    “Total Contributions” means, with respect to a Participant on any given date and for any given Purchase Period, the aggregate of the Contributions of such Participant on or prior to such date, less amounts previously used to purchase Common Stock or otherwise withdrawn or distributed with respect to such Purchase Period.
SECTION 3
ADMINISTRATION
3.1 Administration by the Board. The Plan shall be administered by the Board. The Board shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 3, subject to the express provisions of the Plan, the Board shall have full and exclusive discretionary authority to interpret, construe and apply any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms of all agreements, forms, and instruments relating to the Plan; designate Subsidiaries as participating Employers in the Plan; designate separate Offerings under the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in Compensation; and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Board with respect to the Plan or any agreement shall be final, conclusive and binding on all parties. Subject to Applicable Laws, rules, and regulations, the Board may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation at any time. Notwithstanding any provision to the contrary in the Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with applicable local requirements, and information to be provided to the Board regarding dispositions of Common Stock that has been acquired pursuant to a Purchase Right.
3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company in the Plan, provided that the officer is duly authorized with respect to such matter, right, obligation, determination or election.
SECTION 4
ELIGIBILITY
4.1 General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.
4.2 Exclusions.
(a)    Notwithstanding the provisions of Section 4.1, the Board, at its sole discretion, may (but is not required to) exclude from participation (to the extent compliant with the Section 423 of the Code rules regarding equal rights and privileges) in any offering made under the Plan any Employees (i) whose customary employment is twenty (20) hours per week (or such lesser period of time as may be determined by the Board), (ii) whose customary employment is for not more than five (5) months in any calendar year (or such lesser period of time as may be determined by the Board), (iii) who have been employed less than two (2) years (or such lesser period of time as may be determined by the Board), or (iv) who are highly compensated employees (within the meaning of Section 414(q) of the Code). With respect to a Non‑423 Offering, the Board may limit or expand eligibility further.

(b)    Notwithstanding Section 4.1, any Employee who, immediately after a Purchase Right is granted, applying the rules under Sections 423(b)(3) and 424(d) of the Code to determine stock ownership, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, shall not be entitled to participate in the Plan.
(c)    For the avoidance of doubt, any Employee of any Subsidiary which has not been designated by the Board as an Employer hereunder shall be excluded from the Plan.
SECTION 5
STOCK PURCHASES
5.1 Stock to Be Issued. Subject to the provisions of Sections 5.7 and 9.5, the number of shares of Common Stock that may be issued or delivered under the Plan (including any sub‑plans and/or modifications as may be established by the Board as provided in Section 9.8) shall not exceed 2.5 million shares. The shares to be delivered to Participants, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, treasury shares or shares acquired on the open market. Until the shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
5.2 Grant of Purchase Rights. Subject to Section 4, the Company shall offer Purchase Rights under the Plan to all Employees. Purchase Rights shall be granted on such dates as shall be determined by the Board. The term of each Purchase Right for a specific Purchase Period shall end on the Purchase Date established by the Board for such Purchase Period prior to the Offering Date of such Purchase Right (or such earlier date determined pursuant to Sections 9.6 or 9.7). Subject to the provisions of Section 5.4, the number of shares of Common Stock subject to a Participant’s Purchase Right shall be the lesser of: (i) the quotient of (A) the Total Contributions made by such Participant in accordance with Section 5.4 divided by (B) the Purchase Price for each share of Common Stock purchased pursuant to such Purchase Right; or (ii) the maximum number of shares that is established, and, in the context of an aggregate maximum for all Participants, allocated, by the Board with respect to the Purchase Period prior to the Offering Date. The Board may determine whether and, if so, how fractional shares will be included in the determination of the shares subject to each Purchase Right.
5.3 Participation and Payroll Deductions. An Employee who meets the requirements of Section 4 may participate in the Plan under this Section 5 by completing enrollment in the form or manner prescribed by the Board, and by satisfying such other conditions or restrictions as the Board shall establish in accordance with the Plan. Each Participant shall at the time of such election authorize a payroll deduction from the Participant’s Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective on such date as the Board may determine after the date of completion of enrollment in the manner prescribed by the Board.
5.4 Participant Contributions. Individual bookkeeping accounts shall be established for each Participant (each a “Plan Account”) to which shall be credited the amount of the Contributions. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except where the Company in its sole discretion (unless legally required) determines that Contributions be deposited with an independent third party or otherwise segregated from the Company’s general corporate funds. An Employee may authorize Contributions in terms of whole percentages of Compensation (or on such other basis and subject to such limits as the Board may establish), up to a limit the Board may determine. Notwithstanding any provisions of the Plan to the contrary, a Participant shall not be permitted to purchase Common Stock pursuant to Purchase Rights under the Plan and under any other employee stock purchase plan of the Company or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value, determined at the time the Purchase Right is granted (or such other amount as may be adjusted from time to time under applicable provisions of the Code), for each calendar year in which any Purchase Right granted to such Employee is outstanding at any time. Except as provided in Section 5.8, if a Participant has a Terminating Event, (i) such Participant may not make further Contributions, and (ii) his or her outstanding Purchase Rights shall terminate and any amount of cash then credited to his or her Plan Account shall be returned to the Participant or his or her designated beneficiary pursuant to the Plan, as applicable. No interest shall accrue on amounts credited to any Plan Account (unless legally required) or distributed to any Participant or designated beneficiary pursuant to the Plan.

5.5 Exercise of Purchase Rights. Unless a Participant withdraws from the Plan as provided in Section 6.2, on the Purchase Date (or such other period as the Board or its delegate may determine), the cash balance in such Plan Account on such Purchase Date shall be used to exercise the Participant’s Purchase Right to the extent that such balance is sufficient to purchase whole shares of Common Stock subject to such Purchase Right at the Purchase Price. No fractional shares will be issued unless specifically provided for in the Offering. Any Contributions accumulated in a Participant’s Plan Account that are not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 6. Any Contributions in excess of annual stock purchase limits will be returned to the Participant on the pay date following the Purchase Date without interest. Any other monies remaining in the Plan Account after the Purchase Date shall be returned to the Participant or his or her beneficiary (as applicable) in cash, without interest, within thirty (30) days following the Purchase Date. If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Purchase Period or remaining available under the Plan, as applicable, the available shares of Common Stock shall be allocated by the Board among such Participants in as uniform a manner as will be practicable and as the Board determines is fair and equitable.
5.6 Purchase Price. Except as provided in Section 5.8, the Purchase Price per share of Common Stock (the “Purchase Price”) to be paid by each Participant on each exercise of the Participant’s Purchase Right shall be specified by the Board, in its discretion (subject to compliance with Section 423 of the Code for a qualified Offering under Section 423 of the Code), in advance of any Purchase Period; provided, however, that the Board shall not specify a Purchase Price that is less than the lesser of (i) eighty‑five percent (85%) (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) eighty‑five percent 85% (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Purchase Date.
5.7 Canceled, Terminated or Forfeited Purchase Rights. Any shares of Common Stock subject to a Purchase Right which for any reason are canceled, terminated or otherwise forfeited without the issuance of any Common Stock shall again be available for Purchase Rights under the Plan.
5.8 Change in Employment Status Due to Death or Permanent Disability. Upon a Terminating Event resulting from a Participant’s death or permanent disability (as determined by the Board), the Participant’s participation in the Plan shall terminate immediately, subject to Applicable Law. In such event, the Participant’s Plan Account balance that has not been used to purchase shares shall be paid in accordance with Applicable Laws.
SECTION 6
DEDUCTION CHANGES, WITHDRAWAL DURING EMPLOYMENT AND DISTRIBUTIONS
6.1 Deduction Changes. Once a Participant has authorized Contributions for a Purchase Period, the Participant may change the selected rate of Contributions by providing notice to the Company of such change (subject to any limitations imposed by the Board for an Offering Period).
6.2 Withdrawals During Employment. A Participant may at any time (subject to such notice requirements or other limitations as the Board may prescribe), and for any reason, cease participation in the Plan and withdraw all cash, if any, in his or her Plan Account pursuant to Section 8. The Participant may thereafter recommence participation in any succeeding Offering Period following completion of a new enrollment form or other enrollment method prescribed by the Board pursuant to Section 5.3.
6.3 Distribution of Contributions During Employment. Unless the Board otherwise determines, if a Participant ceases to make Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Participant’s Plan Account shall automatically be distributed to such Participant as soon as administratively practicable on the next available pay date after the effective date of such cessation. The Board may decrease a Participant’s rate of Contributions, but not below zero percent, at any time during a Purchase Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.4 of the Plan.

SECTION 7
DELIVERY OF SHARES
As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her Purchase Right in a form determined by the Board (in its sole discretion) and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares have been purchased and delivered to the Participant, including to a broker designated by the Company, as provided in this Section 7.
SECTION 8
WITHDRAWALS AND DISTRIBUTIONS UPON TERMINATION
Upon a Terminating Event or termination of the Plan under Section 9.7, all amounts held for the benefit of a Participant shall be distributed to such Participant or his or her beneficiary or estate. Any withdrawal or other distribution shall be made in the form of cash with respect to accumulated Contributions.
SECTION 9
MISCELLANEOUS PROVISIONS
9.1 Withholding and Other Obligations. The Company or a Subsidiary shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant or beneficiary to remit promptly upon notification of the amount due (or indemnify the Company or Subsidiary for any such amounts), or otherwise satisfy by any method as determined by the Company in its sole discretion, an amount (which may, if permitted by the Board, include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or any other tax or social insurance contribution liability or any other required amounts or other obligations required by law with respect to any Purchase Right or shares of Common Stock. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Board may, in its discretion, permit a Participant or beneficiary to elect, subject to such conditions as the Board shall impose, to have a number of whole (or, at the discretion of the Board, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the Purchase Date, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations. The Company makes no representations or undertakings regarding any taxes, social insurance contributions, or other required amounts in relation to the Plan and does not commit to and is under no obligation to structure the terms or any aspect of the Plan to reduce or eliminate Participant’s obligations hereunder or achieve any particular tax result.
9.2 Rights Not Transferable. Neither Contributions credited to a Participant’s Plan Account nor any Purchase Right granted under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, and any attempt to alienate in violation of this Section 9.2 shall be null and void. Purchase Rights are exercisable during a Participant’s lifetime, barring a Terminating Event, only by such Participant.
9.3 Participant Interest. A Participant shall have no interest as a stockholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his or her Purchase Right until such Purchase Right has been exercised in accordance with the Plan and shares of Common Stock delivered in accordance with Section 7.
9.4 Designation of Beneficiary. Each Participant may file with the designated broker managing the Plan a written designation of a beneficiary, if allowable by the designated broker, who is to receive any shares of Common Stock under the Plan in the event of the Participant’s death or permanent disability. Beneficiary designations cannot be made for any cash held in the Participant’s Plan Account. Any cash held in the Participant’s Plan Account at the time of the Participant’s death or permanent disability shall be paid in accordance with Applicable Laws. No beneficiary shall, prior to the death of a Participant by whom the beneficiary has been designated, acquire any interest in the shares held on the Participant’s behalf by the designated broker.

9.5 Adjustments Due to Change in Capitalization. In the event of any corporate event or transaction (including a change in the shares of Common Stock or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin‑off, split‑up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, (i) the Board shall determine the kind of shares which may be acquired under the Plan after such event, and (ii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Purchase Rights, the maximum number of shares of Common Stock that a Participant may purchase during a Purchase Period and the respective Purchase Price per share applicable to outstanding Purchase Rights shall be appropriately adjusted by the Board as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the determination of the Board shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.
9.6 Change of Control. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the state in which the Company is incorporated, a merger or consolidation with a wholly‑owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding Purchase Rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation (deemed the end of the Purchase Period in such case) by causing all amounts credited to each Participant’s Plan Account to be applied to purchase as many shares of Common Stock as possible pursuant to the Participant’s Purchase Right at the Purchase Price, subject to the limitations of Sections 4.2, 5.1 and 5.2.
9.7 Amendment or Termination of the Plan. The Board may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Participant or Employee to the extent permissible under Applicable Law; provided, however, that any such amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum Purchase Price under the Plan, (iii) change the individual Purchase Right limits, (iv) change the class of employees eligible to participate in the Plan, or (v) require stockholder action under any Applicable Law, regulation or rule, shall be subject to the approval of the Company’s stockholders, but in each of (i) through (iv) above, only to the extent such stockholder action is required by Applicable Law, regulation or rule; provided, however, that the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall constitute an Employer, the employees of which are eligible to participate in the Plan. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Participant or Employee under the Plan with respect to any Purchase Period then in progress or previously completed without the consent of such Participant or Employee, except that upon a termination of the Plan any Purchase Period then in progress may be accelerated to the termination date and any unexercised Purchase Rights may be cancelled or exercised, in the Board’s discretion. Upon termination of the Plan, all cash, if any, in the Participants’ Plan Accounts shall be distributed to each Participant pursuant to Section 8 as soon as practicable thereafter. The Board may at any time terminate a Purchase Period then in progress and provide, in its discretion, that Participants’ then outstanding Plan Account cash balances shall be used to purchase shares of Common Stock pursuant to Section 5 or distributed to the applicable Participants pursuant to Section 8. Without stockholder consent and without limiting the foregoing, the Board will be entitled to establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.
9.8 Power to Vary Terms with Respect to Non‑U.S. Employees or Adopt Sub‑Plans. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or regulations in other countries in which the Company and its Subsidiaries operate or have Participants or to otherwise facilitate administration of the Plan, the Board shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan; (ii) establish sub‑plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub‑plans and/or modifications shall be attached to the Plan as appendices); and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or Applicable Laws. To the extent any sub‑plans are established, the rules of such sub‑plans may take precedence over other provisions of the Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub‑plan, the provisions of the Plan shall govern the operation of such sub‑plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant Purchase Rights in an Offering under Section 423 of the Code to citizens or residents of a non‑U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States. Notwithstanding the foregoing, the Board may not take any actions hereunder that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other Applicable Law or cause the Plan not to comply with Section 423 of the Code.
9.9 No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, any Subsidiary or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any Purchase Rights granted under the Plan. No Participant, Employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its other affiliates, as a result of any such action.
9.10    Conditions Upon Issuance of Shares.
(a)    The granting of Purchase Rights and the issuance of shares of Common Stock under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(b)    If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any Applicable Laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Purchase Right, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.
(c)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to a Purchase Right is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Purchase Rights, and the right to exercise or payment of any Purchase Right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.
(d)    The Board may require each person receiving shares of Common Stock in connection with any Purchase Right to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Board may prescribe. The Board, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Purchase Right as it deems appropriate.
9.11 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board in any case in accordance with the terms and conditions of the Plan.

9.12 Rights of Participants.
(a) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement, offering document or sub‑plan thereunder. The liability of the Company and any Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any other affiliate thereof or the Board not expressly set forth in the Plan. The grant of a Purchase Right under the Plan shall not confer any rights upon the Employee holding such Purchase Right other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Purchase Right, or to all Purchase Rights, or as are expressly set forth in any applicable agreement, offering document or sub‑plan evidencing such Purchase Right. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement, offering document or sub‑plan thereunder shall be deemed to:
(i)    Give any Employee the right to be retained in the service of the Employer, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;
(ii)    Restrict in any way the right of the Employer to terminate, change or modify any Employee’s employment at any time with or without cause, subject to Applicable Law;
(iii)    Constitute a contract of employment between the Employer and any Employee, nor shall it constitute a right to remain in the employ of the Employer;
(iv)    Give any Employee the right to receive any bonus, whether payable in cash or in shares of Common Stock, or in any combination thereof, from the Company and/or a Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or
(v)    Give any Employee any rights whatsoever with respect to a Purchase Right except as specifically provided in the Plan and any applicable agreement, offering document or sub‑plan thereunder, or give any Employee any right to receive any additional current or future Purchase Right (or any payment or benefit based on the value of a Purchase Right) under the Plan or otherwise, whether on the basis of employment or termination thereof.
(b) Exercise Rights. Notwithstanding any other provision of the Plan, an Employee’s right or entitlement to exercise any Purchase Right shall only result from continued employment with the Employer.
(c) No Effects on Benefits. Compensation received by a Participant under a Purchase Right is not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long‑service awards, pension or retirement benefits or similar payments under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Purchase Right or shares of Common Stock purchased or otherwise received under the Plan.
(d) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume Purchase Rights or other rights otherwise than under the Plan.
9.13 Term of Plan. Following adoption of the Plan by the Board, the Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present, which approval occurs not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.7, and (ii) when no more shares are available for issuance pursuant to Purchase Rights under the Plan.

9.14. Section 409A of the Code. The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification), and if the Plan so qualifies, the Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board determines that a Purchase Right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Section 409A of the Code, the Board may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto. The Company makes no representation that the Purchase Right under the Plan is compliant with Section 409A of the Code.
9.15 Governing Law. Except as to matters concerning the issuance of shares of Common Stock or other matters of corporate governance, which shall be determined, and related Plan and Purchase Right provisions, which shall be construed, under the laws of the State of Delaware, the Plan and each offering document shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.
9.16 Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to Purchase Rights granted hereunder.
9.17 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
9.18 Construction; Headings. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.
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